As filed with the Securities and Exchange Commission on June 19, 2012

                                                     Registration No. 333-178615
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                 AMENDMENT NO. 5

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DAKOTA CREEK MINERALS INC.
             (Exact name of Registrant as Specified in its Charter)

            NEVADA                                  1000                         99-1720516
(State or other jurisdiction of         (Primary Standard Industrial           (IRS Employer
 incorporation or organization)          Classification Code Number)         Identification No.)

                                10019 107 Avenue
                                  Westlock, AB
                                     T7P 2C8
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive Offices)

                          Business Filings Incorporated
                              311 S Division Street
                           Carson City, Nevada, 89703
                             Telephone 800-981-7183
            (Name, address, including zip code, and telephone number,
                    including area code of Agent for Service

                         Copies of all communication to:
                                Fred Bauman, Esq.
                           Rosenfeld, Bauman, & Forbes
                          401 N. Buffalo Dr., Suite 100
                               Las Vegas, NV 89145
                            Telephone (702) 386-8637
                            Facsimile: (702) 385-3025
                              Fbauman@lawrosen.com

Approximate date of commencement of proposed sale to the public: As soon as declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
    Title of Each                             Proposed Maximum     Proposed Maximum
 Class of Securities       Amount to be       Offering Price      Aggregate Offering        Amount of
   To be Registered         Registered         Per Share(1)            Price(1)         Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
 $.001 par value            10,000,000          $ 0.001               $10,000               $1.16*
--------------------------------------------------------------------------------------------------------
Total Registration Fee                                                $10,000               $1.16*
========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.
(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.
*    Estimate amount

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      DEALER PROSPECTUS DELIVERY OBLIGATION


Until July 16, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 2012

                                   PROSPECTUS

                           DAKOTA CREEK MINERALS INC.

                        10,000,000 SHARES OF COMMON STOCK

The selling stockholder named in this prospectus, namely Kathy Sloan, our sole executive officer and director, is offering 10,000,000 shares of common stock of Dakota Creek Minerals Inc. at a par value $0.001 per common share. Ms. Sloan currently holds 100% of our common stock. The Company will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling stockholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholder has set an offering price for these securities of par value $0.001 per common share and an offering period of 28 days from the date of this prospectus. This is a fixed price for the duration of the offering. The selling stockholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein are also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling stockholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See "Security Ownership of Certain Beneficial Owners" for more information about the selling stockholder. Please note that this registration statement covers the sale of 33% of the Company's outstanding securities. All of the outstanding shares are currently held by the selling shareholder, Ms. Sloan, the Company's sole director, officer, stockholder, and promoter, and these shares were obtained after our date of inception of September 29, 2010.

Our common stock is presently not traded on any market or securities exchange. The offering price at a par value $0.001 per common share may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS FOR DETAILS REGARDING THE RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL AS WELL AS RISKS GENERALLY ASSOCIATED WITH THE MINING EXPLORATION INDUSTRY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Dakota Creek Minerals Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"), and will therefore be subject to reduced public company reporting requirements.


Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $6,600. The Company will pay these expenses.


                     This Prospectus is dated June 18, 2012.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY                                                            3

RISK FACTORS                                                                  6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                            13

USE OF PROCEEDS                                                              14

DETERMINATION OF OFFERING PRICE                                              14

DILUTION                                                                     14

SELLING SECURITY HOLDER                                                      14

PLAN OF DISTRIBUTION                                                         14

DESCRIPTION OF SECURITIES TO BE REGISTERED                                   16

INTERESTS OF NAMED EXPERTS AND COUNSEL                                       17

INFORMATION WITH RESPECT TO THE REGISTRANT                                   17

DESCRIPTION OF BUSINESS                                                      17

MANAGEMENTS DISCUSSION AND ANALYSIS                                          29

DIRECTORS AND EXECUTIVE OFFICERS                                             31

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE                              32

FINANCIAL STATEMENTS                                                        F-1

SUMMARY INFORMATION

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, it is important that you read the entire prospectus carefully, including the "RISK FACTORS" and our financial statements and the notes accompanying the financial statements that appear elsewhere in this prospectus. Unless otherwise specifically noted, the terms "Company," "we," "us" or "our" refers to Dakota Creek Minerals Inc.

CORPORATE BACKGROUND AND INFORMATION

                           DAKOTA CREEK MINERALS INC.

Dakota Creek Minerals Inc. was organized under the laws of the State of Nevada on September 29, 2010, to explore mineral properties in North America.

Dakota Creek Minerals Inc. is engaged in the exploration for molybdenum and other minerals. The Company's Venus Molybdenum Property is located approximately 35 kilometers north of Vancouver BC, and about 2 kilometers north of the community of Britannia Beach, BC. The property is crossed by Highway 99, "The Sea to Sky Highway" and the CN Railroad.

The Venus Molybdenum Property comprises one mineral claim totaling 62.12 hectares in area. The Venus molybdenum occurrence was discovered in the late 1960's and developed by a company known as Squamish Silica and Stone Co. Ltd. The occurrence is located about 250 meters northwest of Highway 99. We require an estimated total of $250,000 to implement the three phases of our exploration plan. We currently have not taken any concrete steps to implement our business plan.

We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about Dakota's financial prospects and the Company's ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

With its current assets, the Company can remain operational through 2012 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid. However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by Spring 2012 in order to conducts its operations.

       Our offices are located at: 10019 107 Avenue, Westlock, AB, T7P 2C8

THE OFFERING

Securities offered                             10,000,000 shares of common stock

Selling stockholder                            Kathy Sloan

Offering price                                 $0.001 per share

Shares outstanding prior to the offering       30,000,000 shares of common stock

Shares to be outstanding after the offering    30,000,000 shares of common stock

Use of proceeds                                The Company will  not receive any
                                               proceeds from the sale  of the
                                               common   stock  by   the  selling
                                               stockholder.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Plan of Operation."

                                                Quarter Ended         Quarter Ended         Year Ended
                                                 February 29,          November 30,         August 31,
                                                    2012                  2011                 2011
                                                ------------          ------------         ------------
Revenues                                        $          0          $          0         $          0
Operating expenses                              $          0          $          0         $     16,503
Net loss from operations                        $          0          $          0         $    (16,503)
Net loss before taxes                           $          0          $          0         $    (16,503)
Loss per share - basic and diluted              $          0          $          0         $     (0.001)
Weighted average shares outstanding basic         30,000,000            30,000,000           30,000,000

BALANCE SHEET DATA
                                               At February 29,       At November 30,       At August 31,
                                                    2012                  2011                 2011
                                                ------------          ------------         ------------
Cash and cash equivalents                       $     13,497          $     13,497         $     13,497
Total current assets                            $     13,497          $     13,497         $     13,497
Total assets                                    $     13,497          $     13,497         $     13,497
Stockholders' equity                            $     30,000          $     30,000         $     30,000
Additional paid-in capital                      $         (0)         $         (0)        $          0
Deficit accumulated during exploration period   $    (16,503)         $    (16,503)        $    (16,503)
Total stockholders' equity                      $     13,497          $     13,497         $     13,497
Total liabilities                               $     13,497          $     13,497         $     13,497

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY HAS NEVER EARNED A PROFIT AND WE ARE CURRENTLY OPERATING UNDER A NET LOSS. THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception to the period ended on February 29, 2012 the Company has not generated any revenue. Rather, the Company incurred a net loss of $16,503 from inception (September 29, 2010) through February 29, 2012. The Company does not currently have any revenue producing operations. The Company is currently not operating profitably, and it should be anticipated that it will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." We need to raise $30,000 to complete the first phase of our exploration program and $250,000 to complete all three phases of our program. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not our business will fail. We will raise the capital necessary to fund our business through a Prospectus and public offering of our common stock. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception to the period ended on August 31, 2011, we incurred a net loss of $16,503 and did not earn any revenue. The Company does not currently have any revenue producing operations.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR MINERAL EXPLORATION ACTIVITIES.

The Company has no history of operations. As a result of our brief operating history, there can be no assurance that that we will be successful exploring for molybdenum or other minerals. Our future performance will depend upon our management and its ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

WE ARE CONTROLLED BY MS. KATHY SLOAN, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

Upon the completion of this offering, Ms. Kathy Sloan, our sole Executive Officer Director, will beneficially own approximately 66% of our issued and outstanding common stock. Ms. Sloan will exercise control over all matters requiring stockholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

WE ARE SOLELY GOVERNED BY MS. KATHY SLOAN, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY OF A CONFLICT OF INTEREST.

Ms. Kathy Sloan, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the overseeing of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Ms. Sloan will exercise full control over all matters that typically require the approval of a Board of Directors. Ms. Sloan's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company of a conflict of interest.

Our sole Executive Officer and Director exercises control over all matters requiring stockholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Ms. Kathy Sloan makes all decisions as to which projects the Company undertakes, there is a risk of a conflict of interest arising between the duties of Ms. Sloan in her role as our sole Executive Officer and her own personal financial and business interests in other business ventures distinct and separate from the interests of the Company. Her personal interests may not, during the ordinary course of business, coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures. As such, stockholders have limited protections against the transactions implemented by Ms. Sloan, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE KATHY SLOAN, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Ms. Kathy Sloan, our sole Executive Officer and Director, from other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. Ms. Sloan will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company. In addition, Ms. Sloan may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

KATHY SLOAN, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, LACKS TECHNICAL TRAINING AND EXPERIENCE IN MINERAL EXPLORATION OR MINING, AND MAY NOT BE FULLY AWARE OF THE REQUIREMENTS WITHIN THE MINING INDUSTRY.

The management of the Company, our sole executive officer and director, Ms. Sloan, has no technical training or experience in minerals exploration or mining, or exploring for, starting, or operating a mine, and that with no direct training or experience in these areas, and as such, may not be fully aware of many of the specific requirements related to working within the mining industry.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

MS. KATHY SLOAN HAS NOT PHYSICALLY INSPECTED THE SUBJECT PROPERTY AND DOES NOT HAVE CURRENT PLANS TO VISIT THE PROPERTY.

Ms. Sloan has not visited the property, but has relied on property reports and other consultants who are knowledgeable with the property. With respect to the further exploration of the property, Ms. Sloan does not have any current plans to visit the property but instead intends to hire various professionals and consultants to further explore the property as this work is required. As the Company will rely on third parties, the costs of exploration may be higher than if the Company and its employees engaged in the work themselves. By not visiting the property directly, Ms. Sloan will be unable to personally verify the information and results that are presented by third parties.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF SEMI-PRECIOUS MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF MOLYBDENUM IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of molybdenum and other minerals can fluctuate. The prices of molybdenum and other minerals have been and will continue to be affected by numerous factors beyond the Company's control. Factors that affect the price of molybdenum include the demand from consumers for products that use molybdenum, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS A HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities. As such, the company, in seeking available opportunities, will compete with numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependant on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in BC. Each one of these companies can be considered to be in competition with our company for mineral resources in British Columbia. Moreover, the Government of Canada at, http://mmsd1.mms.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2006, CDN $140.6 billion was spent in mineral exploration activities in British Columbia.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which may, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims from other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and Provincial levels of government in Canada. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. ANY FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND ITS LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company's control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES OF COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, INVESTORS WILL ONLY SEE A RETURN ON THEIR INVESTMENTS IF THE VALUE OF THE SHARES APPRECIATES.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company's debt facilities and other factors considered appropriate by the Company's Board of Directors. To date, the Company has not paid any cash dividends on the Company's Common Stock and does not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the Company's shares appreciates.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to pay close to $1,200 in lieu of work to the British Columbia Provincial government on an annual basis to keep our claims in good standing. Our claims are due on February 13, 2013.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the audited period ended August 31, 2011 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE ADDITIONAL CAPITAL, IN ADDITION TO THE FINANCING AS REPORTED IN THIS REGISTRATION STATEMENT. IN SO DOING, WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

Dakota will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN OUR STOCKHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to stockholders. This means that if we sell shares of our common stock, more shares will be outstanding and each stockholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR STOCKHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock. There are at present 30,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose them of. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

     (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict",
"potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

     * the amount and nature of future exploration, development and other capital expenditures,

     *    mining claims to be drilled,

     *    future earnings and cash flow,

     *    development projects,

     *    exploration prospects,

     *    drilling prospects,

     *    development and drilling potential,

     *    business strategy,

     *    expansion and growth of our business and operations, and

     *    our estimated financial information.

In evaluating these statements, we believe that it is important that you consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The shares of common stock covered by this prospectus will be offered for sale at a fixed price of $0.001 per share. As the Company has yet to generate any revenue, and has not begun business operations, the Company has deemed its par value to be an appropriate offering price.

DILUTION

The common stock to be sold by the selling stockholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to stockholders.

SELLING SECURITY HOLDER

Kathy Sloan                        Chief  Executive  Officer,   Chief  Financial
                                   Officer, President,  Secretary, Treasurer and
                                   Director  (Principal  Executive  Officer  and
                                   Principal Accounting Officer)

Securities offered                 10,000,000 shares of common stock

Selling stockholder(s)             Kathy Sloan

Offering price                     $0.001 per share

Shares outstanding prior to
the offering                       30,000,000 shares of common stock

Shares to be outstanding after
the offering                       30,000,000 shares of common stock

Percentage of the class to be
owned by selling stockholder
after the offering                 66.6%

Use of proceeds                    Dakota Creek  Minerals  Inc. will not receive
                                   any proceeds from the sale of the common stock by the selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholder or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at par value $0.001 for an offering period of 28 days from the date of this prospectus. The Company has not yet applied for quotation on any stock exchange, market, or trading facility. The selling stockholder may use any one or more of the following methods when selling shares:

     *    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     *    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its own account;

     * an exchange distribution following the rules of the applicable exchange;

     *    privately negotiated transactions;

     * short sales that are not violations of the laws and regulations of any state of the United States;

     * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     * broker-dealers may agree with the selling stockholder to sell a specified number of such shares at par value $0.001; and

     *    a combination of any such methods of sale or any other lawful method.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

REGULATION M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.
Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder are not permitted to cover short sales by purchasing shares while the distribution of it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $6,600, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company at the end of the audited period on August 31, 2011, consists of 75,000,000 shares of common stock, par value $0.001 per share, of which there are 30,000,000 shares issued and outstanding. The following summarizes provisions of the Company's capital stock.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our audited financial statements as of August 31, 2011 have been audited by De Joya Griffith & Company LLC, as set forth in its report. The financial statements have been included in reliance upon the authority of DeJoya Griffith & Company LLC as experts in accounting and auditing.

COUNSEL

Mr. Fred Bauman, Attorney at Law, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

INFORMATION WITH RESPECT TO THE REGISTRANT

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

DESCRIPTION OF BUSINESS

Dakota Creek Minerals Inc. was incorporated in the State of Nevada on September 29, 2010. It was incorporated for the sole purpose of engaging in mineral exploration. It has always maintained the same business plan from inception to present. During the previous three years, the Company has not filed for bankruptcy, receivership or similar proceeding; and there has not been any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Dakota Creek Minerals Inc. is engaged in the exploration for molybdenum and other minerals. The Company's Venus Molybdenum Property is located approximately

35 kilometers north of Vancouver BC, and about 2 kilometers north of the community of Britannia Beach, BC. The property is crossed by Highway 99, "The Sea to Sky Highway" and the CN Railroad.

The Venus Molybdenum Property comprises one mineral claim totaling 62.12 hectares in area. The occurrence is located about 250 meters northwest of Highway 99. The Venus molybdenum occurrence was discovered in the late 1960's and developed by a company known as Squamish Silica and Stone Co. Ltd., which reported its findings to the BC Ministry of Mines in 1969. This information was subsequently published in the BC Ministry of Mines Report "Geology, Exploration and Mining in BC, 1969" page 194 which states the following:

     Claim: Venus
     Access: Highway no. 99 passes through the claim
     Operator: Squamish Stone & Silica Co. Ltd. 8744 Joffre Avenue, Burnaby I.
     Metals: Copper, Molybdenum
     Work done: Two pits were dug in overburden; some stripping was done; and two trenches totaling 30 feet in length were cut in bedrock.
     Description: Chalcopyrite and molybdenite occur as fracture-fillings in quartz porphyry.

The Company was incorporated for the purpose of exploring mineral claims in North America. The short-term strategy of the Company is to explore and further develop the Venus Molybdenum property and to explore its commercial viability. The long-term strategy of the Company is to continue to acquire additional mineral claims that complement its core business.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

PROPERTY ACQUISITION DETAILS

Dakota Creek Minerals Inc. purchased the Venus Molybdenum Property for USD $15,000 on October 15, 2010. The Company owns 100% of the rights to the property. There are no underlying rights or royalties on this property. In British Columbia, the acquisition of mineral claims is done using an online application whereby a company or individual can stake claims online. A mineral tenure is granted the available subsurface rights at the time of issuance. For our property, the tenure includes all subsurface minerals, as there were no other tenures on the property at time of staking. The mineral rights expire on February 13, 2013. The tenure includes both mineral and placer mineral rights on the property. The details of the claim are provided below:

     Tenure Number ID       949261 View Tenure
     Tenure Type            Mineral (M)
     Tenure Sub Type        Claim (C)
     Title Type             Mineral Cell Title Submission (MCX)
     Good To Date           2013/feb/13
     Claim Name             DAKOTA CREEK CLAIMS
     Area In Hectares       62.12

     MAP NUMBERS:           092I

In order to keep these claims in good standing the Company must either complete and report work on the property or pay a renewal fee prior to the expriy date on February 13, 2013.




                     [MAP SHOWING PROPERTY BC LOCATION]



ACCESS

The Venus Molybdenum Property is located approximately 35 kilometres north of Vancouver BC, and about 2 kilometres north of the community of Britannia Beach, BC. The property is crossed by Highway 99, "The Sea to Sky Highway" and the CN Railroad. Access on the property is on foot from the highway following several trails and old logging roads. There is electrical power and an adequate water source approximately 250 meters from the claim. Two pits were dug in overburden, and two trenches totaling about 10 metres in length were cut into bedrock. There currently is no other infrastructure on the property.

                    [MAP SHOWING PROPERTY REGIONAL LOCATION]





TOPOGRAPHY, CLIMATE, VEGETATION

The Venus Molybdenum Property covers a mineralized area occurring at about 125 metres elevation. Large areas of the claims are underlain by outcropping bedrock in a "cliff and bench" topography derived from the joint structure in the granitic rocks. Pine, fir, hemlock, cedar, spruce, alder and maple trees, huckleberry bushes and moss are the prevailing vegetation found. Black bear, mountain goat, cougar, deer, wolf and a variety of rodents are found in the vicinity. The climate is generally moderate and wet, with the bulk of the moisture falling as rain from March to November and as occasional snowfall in the winter months.

Murrin Park covers Browning Lake, a popular swimming and fishing spot located beside Highway 99. Rock climbing is also a popular local recreation.

                     [MAP SHOWING VENUS MOLYBDENUM PROPERTY]




PROPERTY STATUS

The Venus Molybdenum Property comprises one mineral claim totaling 62.12 hectares. The part of the claim underlain by Murrin Park is not available for development. The location and area covered by the park is shown in Figure 3. The park is approximately 10 ha. in size and has a popular highway-side picnic ground and small swimming lake (Browning Lake). It is immediately adjacent to the highway. The Venus Moly mineralized zones does not fall within the boundaries of the park.

                    [PHOTO SHOWING VENUS MOLYBDENUM PROPERTY]



PREVIOUS WORK

The Venus Molybdenum Property was discovered in the late 1960's. In 1969, a company known as Squamish Silica and Stone Co. Ltd. explored the Venus molybdenum occurrence, said to be located about 250 metres northwest of Highway
99. In 1969, Squamish Silica and Stone Co. Ltd. reported that chalcopyrite and molybdenite were seen to occur as fracture fillings in a series of quartz porphyry outcrops located about 250 metres northwest of Highway 99. Two pits were dug in overburden, and two trenches totaling about 10 metres in length were cut into bedrock. The location of these workings is presently unknown.

         [MAP SHOWING REGIONAL GEOLOGY OF THE VENUS MOLYBDENUM PROPERTY]

AREA GEOLOGICAL OVERVIEW

The Venus Molybdenum Property hosts molybdenum and copper mineralization within a quartz porphyry granitic intrusive. This "porphyry copper-moly" type of deposit can be very large and economically significant.

MOLYBDENUM

MOLYBDENUM is a silvery metal with the sixth-highest melting point of any element. It readily forms hard, stable carbides, and for this reason it is often used in high-strength steel alloys. Molybdenum does not occur as a free metal on Earth, but rather in various oxidation states in minerals. Industrially, molybdenum compounds are used in high-pressure and high-temperature applications, as pigments and catalysts. Molybdenum minerals have long been known, but the element was "discovered" in 1778 by Carl Wilhelm Scheele. The metal was first isolated in 1781 by Peter Jacob Hjelm.

The world's largest producers of molybdenum materials are the United States, China, Chile, Peru and Canada. Though molybdenum is found in such minerals as wulfenite and powellite, the main commercial source of molybdenum is molybdenite. Molybdenum is mined as a principal ore, and is also recovered as a byproduct of copper and tungsten mining. Large mines in Colorado and in British Columbia yield molybdenite as their primary product, while many porphyry copper deposits such as the Bingham Canyon Mine in Utah and the Chuquicamata mine in northern Chile produce molybdenum as a byproduct of copper mining.

The ability of molybdenum to withstand extreme temperatures without significantly expanding or softening makes it useful in applications that involve intense heat, including the manufacture of armour, aircraft parts, electrical contacts, industrial motors and filaments. Molybdenum is also used in steel alloys for its high corrosion resistance and weldability. Because of its lower density and more stable price, molybdenum is sometimes used instead of tungsten.

REGIONAL GEOLOGY

The general upper Howe Sound area is underlain by northwest-trending belts of Lower Cretaceous (~100 my) Gambier Group marine volcanic and sedimentary rocks, intruded by various plutons and dike swarm complexes of dioritic to granodioritic composition. Typical suites of mineralization occur with Gambier Group and intrusive rocks. Small outliers or vent complexes of the Late Tertiary to Recent Garabaldi Group volcanics occur north of the property at Watts Point and west of Squamish.

Within the Gambier Group rocks, syn-genetic volcanogenic mineralization has formed from "black smokers" on the sea floor, resulting in minor occurrences and rarely major orebodies containing copper, zinc, lead, gold and silver.

The intrusive rocks belong to the Coast Plutonic Complex, a group of diverse intrusives of various ages and composition. In particular, the Lower Cretaceous Squamish Pluton is composed of granodiorite to quartz porphyry and occupies much of the upper part of Howe Sound, including the Venus Molybdenum property area. The "porphyry copper-moly" style of deposit has been found at several places within intrusive rocks of the Howe Sound area.

PROPERTY GEOLOGY

The Venus Molybdenum Property is underlain by the Lower Cretaceous aged Squamish Pluton, varying from granodiorite to quartz porphyry in composition. In 1969, Squamish Silica and Stone Co. Ltd. reported that chalcopyrite and molybdenite were seen to occur as fracture fillings in a series of quartz porphyry outcrops located about 250 metres northwest of Highway 99. Past exploration includes two pits dug in overburden, and two trenches totaling about 10 metres in length were cut into bedrock. The location of these workings is presently unknown.

OVERVIEW OF THE EXPLORATION AND MINING PERMIT REQUIREMENTS FOR COMPANIES OPERATING IN BRITISH COLUMBIA.

Two types of applications can be made to obtain a Mines Act Permit:

     *    EXPLORATION AND SMALL MINES
          - A `Notice of Work' (NOW) is filed with the Mining Operations Branch District Manager for coal or mineral exploration programs and for approvals of placer mining, or sand and gravel pits and quarries in accordance with the Act.

     *    MAJOR MINES
          - A detailed `Mine Plan and Reclamation Program' must be submitted to the Mining Operations Branch Regional Manager for proposed coal or hardrock mineral mines, major expansions or modifications of producing coal and hardrock mineral mines, and large pilot projects, bulk samples, trial cargoes or test shipments. Information requirements for these applications are summarized in the Act. Mines Act permit applications are required whether or not proposed developments fall under the Environmental Assessment Act ("EAA").

Permit applications for projects under the EAA may be submitted concurrently with the Project Report; however, a Project Approval Certificate must be obtained prior to Mines Act permit issuance. No work is permitted on a mine site without a valid Mines Act Permit.

MAJOR MINE PERMIT APPLICATION INFORMATION REQUIREMENTS

In general, the information requirements under the Code for a Major Mine Mines Act permit application include the following:

     1.   a map or airphoto showing the location and extent of the mine;

     2. particulars of the design, construction, operation and closure of mine components, taking into consideration the safety of the public, mine workers, and the protection of the environment;
     3. particulars of the nature and present uses of the land to be used for the mine;
     4. particulars of the nature of the mine and the extent of the area to be occupied by the mine;
     5. a program for the protection and reclamation of the land and watercourses during the construction and operational phases of the mining operation;
     6. a conceptual final reclamation plan for the closure or abandonment of the mining operation;
     7. an estimate of the annual cost of outstanding reclamation obligations over the planned life of the mine including the cost of long-term monitoring and abatement; and
     8.   any other relevant information that may be required by an Inspector.

CONCLUSIONS AND RECOMMENDATIONS

The Venus Molybdenum Property is located approximately 35 kilometres north of Vancouver BC, and about 2 kilometres north of the community of Britannia Beach, BC. The property is crossed by Highway 99, "The Sea to Sky Highway" and the CN Railroad.

The Venus Molybdenum Property comprises one mineral claim totaling 62.12 hectares in area. The Venus molybdenum occurrence was discovered in the late 1960's and developed by a company known as Squamish Silica and Stone Co. Ltd. The occurrence is located about 250 metres northwest of Highway 99.

In 1969, Squamish Silica and Stone Co. Ltd. reported to the BC Ministry of Mines that chalcopyrite and molybdenite were seen to occur as fracture fillings in a series of quartz porphyry outcrops located about 250 metres northwest of Highway
99. In 1969, two pits were dug in overburden, and two trenches totaling about 10 metres in length were cut into bedrock. The location of these workings is presently unknown.

A proposed work program includes prospecting, geological mapping and rock sampling of any mineralized surface showings, construction of a control grid, geochemical soil sampling, and geophysical surveys. Based on a compilation of these results, a diamond drill program would be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

PHASE 1

Reconnaissance geological mapping, prospecting and
petrographic rock sampling, fly camp and helicopter support.         $ 30,000.00

PHASE 2

Detailed geological mapping, rock sampling and petrography,
grid construction, magnetometer survey, hand-trenching of
showings, establish potential drill targets, fly camp and
helicopter support.                                                  $ 70,000.00

PHASE 3

500 metres of diamond drilling including geological supervision, rock petrography, rental of small fly-in excavator for machine
trenching, fly camp and helicopter support.                          $150,000.00
                                                                     -----------

TOTAL                                                                $250,000.00
                                                                     ===========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with government regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

DESCRIPTION OF PROPERTY

Our offices are located at 10019 107 Avenue Westlock, AB T7P 2C8

LEGAL PROCEEDINGS

The Company is not a party to any legal proceeding. No property of the Company is the subject of a pending legal proceeding.

MARKET PRICE OF DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

DIVIDENDS

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

MARKET INFORMATION

The Company's common shares do not trade and are not listed or quoted on any public market.

STOCKHOLDERS

There is one stockholder of the Company's common stock.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Dakota Creek Minerals Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act").

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;
     *    The first fiscal year after the fifth anniversary of its IPO;
     * The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
     * The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     * Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
     * Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
     * Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
     * Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

     * Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
     * Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
     * The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

     * The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
     * Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
     * The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

ELECTION UNDER SECTION 107(b) OF THE JOBS ACT

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.


MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

Our business plan is to proceed with the exploration of the Venus Molybdenum Property to determine whether there is any potential for molybdenum or other minerals located on the properties that comprise the mineral claims. If the Company is successful in raising adequate capital through private placements or debt financing, the Company anticipates completing the first phase in Spring 2012 and commencing the Second and Third phases in Summer and Fall 2012. We have decided to proceed with the exploration program recommended by the geological report. A proposed work program includes prospecting, geological mapping and rock sampling of any mineralized surface showings, construction of a control grid, geochemical soil sampling, and geophysical surveys. Based on a compilation of these results, a diamond drill program would be designed to explore and define the potential resources. The anticipated costs of this development are presented in three results-contingent stages.

PHASE 1

Reconnaissance geological mapping, prospecting and
petrographic rock sampling, fly camp and helicopter support.         $ 30,000.00

PHASE 2

Detailed geological mapping, rock sampling and petrography,
grid construction, magnetometer survey, hand-trenching of
showings, establish potential drill targets, fly camp and
helicopter support.                                                  $ 70,000.00

PHASE 3

500 metres of diamond drilling including geological supervision, rock petrography, rental of small fly-in excavator for machine
trenching, fly camp and helicopter support.                          $150,000.00
                                                                     -----------

TOTAL                                                                $250,000.00
                                                                     ===========

We anticipate that the three phases of the recommended geological exploration program will cost approximately $30,000, $70,000 and $150,000 respectively. We had $13,497 in cash reserves as of August 31, 2011. The lack of cash has kept us from conducting any exploration work on the property. If the Company is unsuccessful in raising the capital to commence its exploration program, the Company will be required to pay a government fee of $1,300 in order to keep the claims valid. The Company currently has enough cash on hand to pay this fee.

We anticipate that we will incur the following expenses over the next twelve months:

     * $1,300 to be paid to the British Columbia Provincial Government to keep the claims valid on or before February 13, 2013;

     * $30,000 in connection with the completion of Phase 1 of our planned geological work program;

     * $70,000 in connection with the completion of Phase 2 of our planned geological work program;

     *    $150,000 for Phase 3 of our planned geological work program; and

     * $6,600 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

The company had current assets of $13,497 consisting only of cash as of February 29, 2012. The Company has incurred a net loss of $16,503 for the period from inception to February 29, 2012. Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of February 29, 2012 and has incurred expenses of $16,503 since inception. Liabilities are made up of current and long-term liabilities. The company issued to the founder 30,000,000 common shares of stock for $30,000. As of February 29, 2012, there are Thirty Million (30,000,000) shares issued and outstanding at a value of $0.001 per share. There are no preferred shares authorized. The Company has no stock option plan, warrants or other dilutive securities.

With its current assets, the Company can remain operational through 2012 if it does not complete Phase 1 of its program and only pays the government fees to keep the claims valid, as well as the $6,600 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, plus the expenses of the offering.

However, the Company plans to raise the capital necessary to fund our business through a private placement and public offering of our common stock. The Company intends to work directly with private placees once this registration statement is declared effective. The Company anticipates that they will have either a private placement or additional funding from its founder by late Spring 2012 in order to conduct its operations.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CHANGES  AND   DISAGREEMENTS   WITH  ACCOUNTANTS  ON  ACCOUNTING  AND  FINANCIAL
DISCLOSURE

For the audited period ended August 31, 2011, we engaged De Joya Griffith & Company LLC as our principal accountant for the purposes of auditing our financial statements. There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company currently has no revenues. The Company's financial instruments are comprised of payables which are subject to normal credit risks.

DIRECTORS AND EXECUTIVE OFFICERS

1. EXECUTIVE OFFICERS

The Company's Executive Officers are as follows:

Kathy Sloan                    Chief Executive Officer, Chief Financial Officer,
                               President,  Secretary,  Treasurer  and   Director
                               (Principal   Executive  Officer   and   Principal
                               Accounting Officer)

BIOGRAPHY OF KATHY SLOAN

Kathy Sloan, aged 37

Kathy Sloan founded the Company on September 29, 2010, and has acted as its sole officer and director since inception.

Kathy Sloan is a Certified Management Accountant and received this designation in February 2000.

From 2007 to 2008, Kathy worked for Allan Welsh & Company, a public accounting firm in Edmonton, Alberta, where she performed duties such as bookkeeping and financial statement preparation. From 2008 to present, she has worked full-time for Jubilee Farms in Westlock, Alberta, where she has acted as office manager, and performed duties such as financial statement preparation, forecasting, and general human resources.

2. DIRECTORS

Name                                           Position
----                                           --------
Kathy Sloan                                  Sole Director

See biography above.

As sole director and officer shareholder, Ms Sloan is not an independent director that is independent under the independence standards applicable to the registrant under paragraph (a)(1) of Item 407(a) of regulation S-K or under NASDAQ Listing Rule 5605(b)(1).

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary  Compensation  Table

(All figures are in US dollars)

The following table sets forth the overall compensation earned in the fiscal year that ended August 31, 2011 by (1) each person who served as the principal executive officer of the Company for fiscal year 2011; (2) the Company's most highly compensated executive officers with compensation of $100,000 or more during 2011 fiscal year; and (3) those individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of August 31, 2011.

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal     Fiscal                         Stock       Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)
 --------       ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------
Kathy Sloan     2011     Nil       Nil         Nil          Nil           Nil             Nil            Nil
Chief Executive
Officer, Chief
Financial Officer,
President, Secretary,
Treasurer and
Director (Principal
Executive Officer
and Principal
Accounting Officer)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of August 31, 2011, there were Thirty Million (30,000,000) shares of common stock were issued and outstanding.

(1) This table is based on Thirty Million (30,000,000) shares of common stock outstanding

As of the date of this prospectus, we had the following security holder holding greater than 5%:

                                                           Percentage of Class
Name & Address of Owner       Amount and Nature of       Before           After
and Position if Applicable    Beneficial Ownership      Offering        Offering
--------------------------    --------------------      --------        --------
Kathy Sloan                       30,000,000              100%            66%
10019 107 Avenue
Westlock, AB T7P 2C8
Chief Executive Officer,
Chief Financial Officer,
President, Secretary,
Treasurer and Director
(Principal Executive Officer
and Principal Accounting
Officer)

Total Officers, Directors &      30,000,000               100%            66%
 Significant Shareholders as
 a group

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of the date of this statement, the Company has entered into an agreement whereby it has sold 30,000,000 shares to its founder for total proceeds of $30,000

Outside of the above noted transactions, there are no, and have not been since inception, any other material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    Any of our directors or officers;

     *    Any nominee for election as a director;

     * The principal security holder(s) identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or

     * Any relative or spouse, or relative of such spouse, of the above referenced persons;

     *    Any promoters.

                     [DE JOYA GRIFFITH & COMPANY, LLC LOGO]



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Dakota Creek Minerals, Inc.

We have audited the accompanying balance sheet of Dakota Creek Minerals, Inc. (An Exploration Stage Company) as of August 31, 2011 and the related statement of operations, stockholders' equity, and cash flows from inception (September 29, 2010) to August 31, 2011. Dakota Creek Minerals, Inc. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dakota Creek Minerals, Inc. (An Exploration Stage Company) as of August 31, 2011 and the results of its operations and its cash flows from inception (September 29, 2010) to August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
---------------------------------------------
De Joya Griffith & Company, LLC
Henderson, Nevada
December 04, 2011

                           Dakota Creek Minerals Inc.
                         (An Exploration Stage Company)
                                  Balance Sheet
                             (Stated in US Dollars)

                                                                       As of
                                                                     August 31
                                                                       2011
                                                                     --------
                                                                     (Audited)
ASSETS

CURRENT ASSETS
  Cash                                                               $ 13,497
                                                                     --------
      TOTAL CURRENT ASSETS                                             13,497
                                                                     --------

      TOTAL ASSETS                                                   $ 13,497
                                                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                                  $     --
                                                                     --------
      TOTAL CURRENT LIABILITIES                                            --
                                                                     --------
      TOTAL LIABILITIES                                                    --
                                                                     --------

Stockholders' Equity
  Common Stock, $0.001 par value
   75,000,00 Common Shares Authorized
   30,000,000 Shares Issued                                            30,000
  Additional paid-in capital                                               --
  Deficit accumuated during exploration period                        (16,503)
                                                                     --------
      TOTAL STOCKHOLDERS EQUITY                                        13,497
                                                                     --------

      TOTAL LIABILITES AND STOCKHOLDERS EQUITY                       $ 13,497
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                           Dakota Creek Minerals Inc.
                         (An Exploration Stage Company)
                            Statements of Operations
                             (Stated in US Dollars)

                                                              From inception
                                                           (September 29, 2010)
                                                                    to
                                                                August 31,
                                                                   2011
                                                               ------------
                                                                (Audited)

REVENUE                                                        $         --
                                                               ------------
EXPENSES
  Impairment loss on mineral claims                                  15,000
  General and administrative expenses                                 1,503
                                                               ------------
TOTAL EXPENSES                                                       16,503

Net loss from operations                                            (16,503)
                                                               ------------

NET LOSS                                                       $    (16,503)
                                                               ============

Basic Loss per Common Share                                          (0.001)
                                                               ------------
Basic weighted average number
 of common shares                                                30,000,000


   The accompanying notes are an integral part of these financial statements.

                           Dakota Creek Minerals Inc.
                         (An Exploration Stage Company)
                  Statement of Stockholders' Equity (Deficit)
             From Inception (September 29, 2010) to August 31, 2011
                             (Stated in US Dollars)

                                                                                    Deficit
                                                                                  Accumulated
                                            Common Stock                            During
                                       ----------------------        Paid In      Exploration
                                       Shares          Amount        Capital         Stage          Total
                                       ------          ------        -------         -----          -----
Issuance of 30,000,000 shares
 at $0.001 per share                 30,000,000      $   30,000    $       --      $       --     $   30,000

Net operating loss for the period
 ended November 30, 2010                                                              (16,503)       (16,503)
                                     ----------      ----------    ----------      ----------     ----------

Balance August 31, 2011              30,000,000      $   30,000    $       --      $  (16,503)    $   13,497
                                     ==========      ==========    ==========      ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                           Dakota Creek Minerals Inc.
                         (An Exploration Stage Company)
                            Statements of Cash Flows
                             (Stated in US Dollars)

                                                               From inception
                                                            (September 29, 2010)
                                                              to period ending
                                                                  August 31,
                                                                    2011
                                                                  --------
                                                                 (Audited)
OPERATING ACTIVITIES
  Net income (loss)                                               $(16,503)
  Impairment Loss on Mineral Claims                                     --
  Accounts payable and accrued liability                                --
                                                                  --------
           NET CASH USED IN OPERATING ACTIVITIES                   (16,503)

INVESTING ACTIVITIES
  Purchase of mineral claim                                        (15,000)
                                                                  --------
           NET CASH USED IN INVESTING ACTIVITIES                  $(15,000)

FINANCING ACTIVITIES
  Paid in Capital                                                       --
  Proceeds from share issuances                                     30,000
                                                                  --------
           NET CASH PROVIDED BY FINANCING ACTIVITIES              $ 30,000

INCREASE (DECREASE) IN CASH                                         13,497

Cash at beginning of period                                             --
                                                                  --------

CASH AT END OF PERIOD                                             $ 13,497
                                                                  ========
Cash Paid For:
  Interest                                                        $     --
                                                                  ========
  Income Tax                                                      $     --
                                                                  ========


   The accompanying notes are an integral part of these financial statements.

                           DAKOTA CREEK MINERALS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                    (Audited)
                                 August 31, 2011

1. ORGANIZATION

The company was incorporated under the laws of the state of Nevada on September 29, 2010 with 75,000,000 authorized common shares with a par value of $0.001.

The company was organized for the purpose of acquiring and developing mineral claims. The company has acquired a mineral claim with unknown reserves. The company does not presently have any operations and is considered to be in the development stage as defined by ASC 915-205 "Development Stage Entities".

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. In the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the period presented have been made.

Accounting Methods

The company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The company has not yet adapted a policy regarding payment of dividends.

Income Tax

The company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reverse. An allowance against deferred tax assets is recorded, when it is more likely than not that such tax benefits will not be realized.

On August 31, 2011, the company had a net operating loss available for carryforward of $16,503.

Financial and Concentrations Risk

The company has no financial and concentrations risks.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs are research data expenses.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Environmental Requirements

At the report date environmental requirements related to a formally held mineral claim are unknown and therefore any estimate of future costs cannot be made.

Mineral Property Acquisitions Costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Fiscal Periods

The Company's fiscal year end is August 31.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company does not have a sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the company has developed a strategy which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investments, which will enable the company to continue operations for the coming year.

4. ACQUISITION OF A MINERAL CLAIM

During 2010 the company acquired mineral claims for $15,000 known as the Venus Property.

The Venus Molybdenum Property is located approximately 35 kilometers north of Vancouver BC, and about 2 kilometers north of the community of Britannia Beach, BC. The property is crossed by Highway 99, "The Sea to Sky Highway" and the CN Railroad.

The Venus Molybdenum Property comprises one mineral claim totaling 188.293 hectares in area. The Venus molybdenum occurrence was discovered in the late 1960's and developed by a company known as Squamish Silica and Stone Co. Ltd. The occurrence is located about 250 meters northwest of Highway 99.

The acquisitions costs have been impaired and expensed during 2010 and 2011 because there had been no exploration activities nor had there been any reserves established and we could not project any future cash flows or salvage value and the acquisition costs were not recoverable.

5. CAPITAL STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On November 1, 2010, the company issued 30,000,000 private placement common shares to its founder for cash of $30,000.

There are no further issuances as at August 31, 2011.

6. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the outstanding common capital stock of the company.

7. INCOME TAXES

For the year ended August 31, 2011 and from inception (September 29, 2010) to August 31, 2011, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At August 31, 2011, the Company had approximately $16,503 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2031. The provision for income taxes consisted of the following components for the periods ended August 31:

Components of net deferred tax assets, including a valuation allowance, are as follows for the periods ended August 31:

                                                               August 31, 2011
                                                               ---------------
     Deferred tax assets:
       Net operating loss carry forwards                             5,776
       Valuation allowance                                          (5,776)
                                                                   -------

     Total deferred tax assets                                     $     0
                                                                   =======

The valuation allowance for deferred tax assets as of August 31, 2011 was $5,776. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2011 and recorded a full valuation allowance.

                           Dakota Creek Minerals Inc.
                         (An Exploration Stage Company)
                                  Balance Sheet
                             (Stated in US Dollars)

                                                          As of              As of
                                                       February 29,        August 31,
                                                          2012               2011
                                                        --------           --------
                                                       (unaudited)         (audited)
Assets

Current assets
  Cash                                                  $ 13,497           $ 13,497
                                                        --------           --------
Total current assets                                      13,497             13,497
                                                        --------           --------

Total Assets                                            $ 13,497           $ 13,497
                                                        ========           ========

Liabilities and Stockholders' Equity

Current liabilities
                                                        $     --           $     --
                                                        --------           --------
Total current liabilities                                     --                 --
                                                        --------           --------

Total Liabilities                                             --                 --
                                                        --------           --------
Stockholders' Equity
  Common Stock, $0.001 par value
   75,000,00 Common Shares Authorized
   30,000,000 Shares Issued                               30,000             30,000
  Additional paid-in capital                                  --                 --
  Deficit accumuated during exploration period           (16,503)           (16,503)
                                                        --------           --------
Total stockholders equity                                 13,497             13,497
                                                        --------           --------

Total liabilites and stockholders equity                $ 13,497           $ 13,497
                                                        ========           ========


   The accompanying notes are an integral part of these financial statements.

                           Dakota Creek Minerals Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)

                                            For the six months          From inception
                                                  ended             (September 29, 2010) to
                                               February 29,              February 29,
                                                   2012                      2012
                                               ------------              ------------
                                                (Unaudited)               (Unaudited)
Revenue                                        $         --              $         --
                                               ------------              ------------

Expenses
  Impairment loss on mineral claims                      --                    15,000
  General and administrative expenses                    --                     1,503
                                               ------------              ------------
Total Expenses                                           --                    16,503

Net loss from operations                                 --                   (16,503)


Net Loss                                       $         --              $    (16,503)
                                               ============              ============

Basic Loss per Common Share                         (0.0000)                   (0.001)
                                               ------------              ------------
Basic weighted average number
 of common shares                                30,000,000                30,000,000


   The accompanying notes are an integral part of these financial statements.

                           Dakota Creek Minerals Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)

                                            For the six months          From inception
                                                  ended             (September 29, 2010) to
                                               February 29,              February 29,
                                                   2012                      2012
                                               ------------              ------------
                                                (Unaudited)               (Unaudited)
OPERATING ACTIVITIES
  Net income (loss)                            $       --                $  (16,503)
  Impairment Loss on Mineral Claims
  Accounts payable and accrued liability               --                        --
                                               ----------                ----------
NET CASH USED IN OPERATING ACTIVITIES                  --                   (16,503)

INVESTING ACTIVITIES
  Purchase of mineral claim                            --                   (15,000)
                                               ----------                ----------
NET CASH USED IN INVESTING ACTIVITIES          $       --                $  (15,000)

FINANCING ACTIVITIES
  Paid in Capital                                      --                        --
  Proceeds from share issuances                        --                    30,000
                                               ----------                ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES      $       --                $   30,000

INCREASE (DECREASE) IN CASH                             0                    13,497
Cash at beginning of period                        13,497                        --
                                               ----------                ----------

CASH AT END OF PERIOD                          $   13,497                $   13,497
                                               ==========                ==========
Cash Paid For:
  Interest                                     $       --                $       --
                                               ==========                ==========
  Income Tax                                   $       --                $       --
                                               ==========                ==========


   The accompanying notes are an integral part of these financial statements.

                           Dakota Creek Minerals Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                   (Unaudited)
                                February 29, 2012

1. ORGANIZATION

The company was incorporated under the laws of the state of Nevada on September 29, 2010 with 75,000,000 authorized common shares with a par value of $0.001.

The company was organized for the purpose of acquiring and developing mineral claims. The company has acquired a mineral claim with unknown reserves. The company does not presently have any operations and is considered to be in the development stage as defined by ASC 915-205 "Development Stage Entities".

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The financial statements included herein have been prepared by us, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments (which include only normal recurring accruals) necessary to present fairly the financial position and results of operations for the period presented have been made.

Accounting Methods

The company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The company has not yet adapted a policy regarding payment of dividends.

Income Tax

The company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reverse. An allowance against deferred tax assets is recorded, when it is more likely than not that such tax benefits will not be realized.

Financial and Concentrations Risk

The company has no financial and concentrations risks.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

Cash and Cash Equivalents
For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs are research data expenses.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Environmental Requirements

At the report date environmental requirements related to a formally held mineral claim are unknown and therefore any estimate of future costs cannot be made.

Mineral Property Acquisitions Costs

Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If the Company does not continue with exploration after the completion of the feasibility study, the mineral rights will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs. To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of capitalized costs and any related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Various factors could impact our ability to achieve forecasted production schedules. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Fiscal Periods

The Company's fiscal year end is August 31.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company does not have a sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the company has developed a strategy which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investments, which will enable the company to continue operations for the coming year.

4. ACQUISITION OF A MINERAL CLAIM

On October 15, 2010, the company acquired mineral claims for $15,000 known as the Venus Property.

The Venus Molybdenum Property is located approximately 35 kilometers north of Vancouver BC, and about 2 kilometers north of the community of Britannia Beach, BC. The property is crossed by Highway 99, "The Sea to Sky Highway" and the CN Railroad.

The Venus Molybdenum Property comprises one mineral claim totaling 62.12 hectares in area. The Venus molybdenum occurrence was discovered in the late 1960's and developed by a company known as Squamish Silica and Stone Co. Ltd. The occurrence is located about 250 meters northwest of Highway 99.

The acquisitions costs have been impaired and expensed during 2010 and 2011 because there had been no exploration activities nor had there been any reserves established and we could not project any future cash flows or salvage value and the acquisition costs were not recoverable.

5. CAPITAL STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On November 1, 2010, the company issued 30,000,000 private placement common shares to its founder for cash of $30,000.

There are no further issuances as at February 29, 2012.

6. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the outstanding common capital stock of the company.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

                                                                      AMOUNT
                                                                    ----------
     Securities and Exchange Commission Registration Fee            $     1.16*
     Audit Fees and Expenses                                          3,500.00
     Legal Fees and Expenses                                          1,600.00
     Transfer Agent and Registrar Fees and Expenses                     560.00
     Miscellaneous Expenses                                             940.00
                                                                    ----------

     Total                                                          $ 6,601.16*
                                                                    ==========
----------
* Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes and Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company  issued  30,000,000  shares of common  stock to the  founder,  Kathy
Sloan, at a price of $0.001 per share, for total proceeds of $30,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 30,000,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to the Company's founder who is a sophisticated investor. As promoter of our Company since our inception, the founder is in a position of access to relevant and material information regarding our operations.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.                        Description
-----------                        -----------

3.1           Articles of Incorporation *

3.2           Bylaws *

5.1           Legal Opinion of Fred Bauman, Attorney, December 7, 2011 *

10.1          Asset Purchase Agreement *

10.2          Property Report *


23.1          Consent of De Joya Griffith & Company, LLC, June 18, 2012


----------
* Incorporated herein by reference

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

     a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          1. To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

          2. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          3. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                      DEALER PROSPECTUS DELIVERY OBLIGATION


Until July 16, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Form S-1 to be signed on its behalf by the undersigned, in the City of Westlock, Alberta, on June 18 2012.


                                        DAKOTA CREEK MINERALS INC.


                                        By: /s/ Kathy Sloan
                                            ------------------------------------
                                            Kathy Sloan,
                                            Chief Executive Officer, Chief
                                            Financial Officer, (Principal
                                            Executive Officer and Principal
                                            Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person, in the capacity and on the date indicated.

SIGNATURE                            TITLE                            DATE
---------                            -----                            ----


/s/ Kathy Sloan              Chief Executive Officer,              June 18, 2012
------------------------     Chief Financial Officer,
Kathy Sloan                  President, Secretary, Treasurer
                             and Director (Principal
                             Executive Officer and Principal
                             Accounting Officer)